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                                                                     EXHIBIT 7.1

                                     ARTHUR
                                    ANDERSEN
                                                         -----------------------
                                                         Arthur Andersen LLP

                                                         -----------------------
                                                         Suite 1100
                                                         70 NE Loop 410
                                                         San Antonio TX 78216
                                                         210 979 3700
September 28, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated September 28, 1999 of Multimedia Games, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP





cc: Mr. Gordon T. Graves, Chairman, Multimedia Games, Inc.